                                                                   Exhibit 5(a)


                                                  June 11, 1998


Starmet Corporation
2229 Main Street
Concord, MA 01742


    Re:  Registration Statement on Form S-1 (Registration No. 333-49629)
         ---------------------------------------------------------------


Ladies and Gentlemen:


    We have acted as counsel to Starmet Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (Registration No. 333-49629) (the "Registration Statement"), relating to (i) 2,250,000 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), being offered by the Company, and an additional 450,000 shares solely to cover over-allotments and
(ii) 750,000 shares of Common Stock being offered by certain stockholders of the Company (collectively, the "Shares").

    In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.


    Based upon the foregoing, we are of the opinion that, upon issuance and delivery of the Shares and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the underwriting agreement (the form of which is being filed as Exhibit 1(a) to the Registration Statement), the Shares will be duly authorized, validly issued and outstanding, and fully paid and non-assessable.

    Our opinion expressed above is limited to the laws of the Commonwealth of Massachusetts and the Federal laws of the United States of America.

Starmet Corporation
June 11, 1998
Page 2



    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "LEGAL MATTERS" in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                         Very truly yours,

                                         /S/ Peabody & Arnold LLP
                                         -------------------------
                                         Peabody & Arnold LLP